Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares of Trident Digital Tech Holdings Ltd, a Cayman Islands company, and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Date: February 14, 2025

/s/ Soon Huat Lim
Soon Huat Lim

Trident Digital Tech Ltd

By:	/s/ Soon Huat Lim
Name: Soon Huat Lim
Title: Director

Tri Wealth Ltd

By:	/s/ Soon Huat Lim
Name: Soon Huat Lim
Title: Director
Trident Group Holdings Ltd

By:	/s/ Soon Huat Lim
Name: Soon Huat Lim
Title: Director